UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 12, 2022

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 500

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lucido Subscription Agreement

On January 12, 2022, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a Subscription Agreement (the “Lucido Subscription Agreement”) with Louis C Lucido and Carolyn M. Lucido, or their Successors, as Trustee of the Lucido Family Trust, Dated May 23, 2017, managed by Mr. Louis Lucido, a member of the Company’s Board of Directors (the “Board”).

Although the Lucido Subscription Agreement was dated January 3, 2022 and signed on January 4th, it did not become effective until the aggregate purchase price owed pursuant to the Lucido Subscription Agreement was paid in cash to the Company on January 12, 2022.

Pursuant to the Lucido Subscription Agreement, Mr. Lucido purchased shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the aggregate amount of $500,000 at a purchase price of $4.35 per share (the “Purchase Price”), for a total of 114,943 shares of Common Stock.

Galligan Subscription Agreement

On January 19, 2022, the Company entered into a Subscription Agreement (the “Galligan Subscription Agreement” and, together with the Lucido Subscription Agreement, the “Agreements”) with The J and R Galligan Revocable Trust, managed by Mr. Joseph Galligan, a member of the Company’s Board.

Although the Galligan Subscription Agreement was dated January 3, 2022 and signed on January 11th, it did not become effective until the aggregate purchase price owed pursuant to the Galligan Subscription Agreement was paid in cash to the Company on January 19, 2022.

The terms and conditions of the Galligan Subscription Agreement (including the number of shares of Common Stock purchased and the Purchase Price) are substantially the same as the Lucido Subscription Agreement.

The Company sold a total of 229,886 shares of Common Stock for gross proceeds of $1 million.

The foregoing description of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Agreements a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Commission filing that included such document.

Exhibit No.	Description
10.1	Form of Subscription Agreement by and between BioCorRx Inc. and each of the Lucido and Galligan Trusts initially effective January 12, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: January 19, 2022	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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